UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2022

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Beginning January 1, 2022, Perpetua Resources Corp. (the “Company”) began complying with U.S. domestic issuer requirements and adopted U.S. generally accepted accounting principles (“U.S. GAAP”). The Company previously was a foreign private issuer and prepared its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The Company remains a public reporting company in Canada and will continue to be subject to, among other things, Canada’s continuous disclosure requirements, including Canada’s National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”). Pursuant to the requirements of NI 51-102, the Company restated and re-filed, with Canadian securities regulators on SEDAR, its unaudited condensed consolidated financial statements, now prepared in accordance with U.S. GAAP, for each of the first three quarters of the year ended December 31, 2021. The Company had previously filed its interim financial statements for such periods, prepared in accordance with IFRS, on Form 6-K. Copies of these restated financial statements are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Unaudited condensed consolidated interim financial statements for the three months ended March 31, 2021

99.2	Unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2021

99.3	Unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: August 31, 2022	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer